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                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-90702) of Dreyer's Grand Ice Cream, Inc. of our report dated June 28, 2002 appearing on page 1 of this Form 11-K.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Francisco, California
June 28, 2002